UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2025
____________________________
Cumulus Media Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware		001-38108	82-5134717
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS employer Identification No.)

780 Johnson Ferry Road NE, Suite 500	Atlanta	GA	30342
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code		(404)	949-0700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	CMLS	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 6, 2025, Cumulus Media Inc. (the “Company”) received a notification from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based on the Company’s stockholders’ equity of $6,951,000 as of December 31, 2024, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company is not in compliance with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Global Market under NASDAQ Listing Rule 5450(b)(1)(A), which requires companies to maintain stockholders’ equity of at least $10,000,000 or meet the alternative compliance standards relating to the market value of the listed securities or the Company’s total assets and revenue (the “Minimum Stockholder Equity Requirement”). The NASDAQ letter has no immediate effect on the NASDAQ listing or trading of the Company’s Class A common stock.

As stated in the NASDAQ letter, the Company has 45 days, or until April 21, 2025, to provide NASDAQ with a plan to achieve and sustain compliance with the Minimum Stockholder Equity Requirement (the “Compliance Plan”). If NASDAQ accepts the Compliance Plan, NASDAQ may grant an extension of up to 180 calendar days from the date of the NASDAQ letter to evidence compliance with the Minimum Stockholder Equity Requirement. If NASDAQ does not accept the Compliance Plan, then the NASDAQ staff will provide written notification to the Company that its Class A common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a NASDAQ hearings panel, which would stay all further actions.

The Company intends to submit the Compliance Plan to NASDAQ, within the required time period. There can be no assurance that NASDAQ will accept the Compliance Plan, the Company will be able to regain compliance with Listing Rule 5450(b)(1) or maintain compliance with any other NASDAQ requirement in the future. The Company is continuing to evaluate potential options to resolve the deficiency and regain compliance with the Minimum Stockholder Equity Requirement, including the possibility of applying to transfer to the NASDAQ Capital Market.

Forward-Looking Statements

Certain of the statements made in this report are forward-looking, such as those, among others, relating to the Company’s ability to regain compliance with the Minimum Stockholder Equity Requirement and the Company’s intentions to submit a Compliance Plan to NASDAQ within the require time period. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2025. You are cautioned not to place undue reliance on forward-looking statements which are current only as of the date hereof. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumulus Media Inc.

		By:	/s/ Francisco J. Lopez-Balboa
Name: Francisco J. Lopez-Balboa
Title: Executive Vice President, Chief Financial Officer
Date:	March 7, 2025